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Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NovaGold Resources Inc. (“the Company”), of our report dated February 17, 2006. This report relates to the consolidated financial statements which appear in the annual report of the Company on Form 40-F for the year ended November 30, 2005, filed on SEDAR on February 28, 2006.

(Signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia
May 24, 2006